FIT N-SAR 4.30.17

Sub-Item 77Q1(d):

During the six-month period ended April 30, 2017, the Registrant offered the following new series and share classes:

Series	Class(es)	Registration Statement
Aspen Portfolio Strategy Fund	Class A	Post-Effective Amendment
	Class I	No. 182 filed on December
27, 2016 (SEC Accession
No. 0001398344-16-022090)

Post-Effective Amendment No. 182 includes the terms of the new series and classes of the Aspen Portfolio Strategy Fund (the “Fund”) and are hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR. The Fund began investment operations on December 29, 2016.